NYSEG



August  30,  2000

New  England  -  ISO
One  Sullivan  Road
Holyoke,  MA  01040-2841

RE:    HEAT  Ticket  #18903

To  Whom  It  May  Concern:

This is a request for firm transmission on behalf of New York State Electric & Gas Corporation as follows:


Out-Service     Source:  CMP  System  Power
                Sink:    NY  System  Load
                Path:    NEPOOL  PTF  to  NY  NE  BORDER
                Quantity:  POR  50MW,  POD  49MW

The  following  service  is  requested  for  the  following  periods:

September  2.2000  and  September  3,  2000  Daily  Firm  Out  Service
September  4,2000  Daily  Non-Firm  Out  Service
September  11  -17,  2000  and  September  11-24,  2000  Weekly Firm Out Service
October,  November,  December,  January,  February 2000 Monthly Firm Out Service

Customer  Information:

New  York  State  E1ectric  &  Gas  Corporation
DUNS  #041866497
Entity  NYETET



Respectfully  submitted,


/s/  Timothy  J.  Lynch
-----------------------
Timothy  J.  Lynch
Tjlynch@nyseg.corn
------------------
607-762-7352




An  Equal  Opportunity  Employer


New  York State Electric & Gas Corporation   Corporate Drive-Kirkwood Industrial
Park,  P.O.  Box  5224,  Binghamton,  New  York  13902-5224  (607)  729-2551

New  England  -  ISO
One  Sullivan  Road
Holyoke,  MA  01040-2841
Tel.  No.  (413)  535-4347
FAX  No.  (413)  535-4399

                                 Application for
                     NEPOOL Transmission Services under the
                      NEPOOL OPEN ACCESS TRANSMISSION TARIFF


Name  of  Company  Applying  for  Service  NEW  YORK  STATE  ELECTRIC  &  GAS
                                           ----------------------------------
CORP.("Applicant")
------------------

(check  one)
 X   New  Application
---

     Request  for  renewal  of  existing  Transmission  Service  Agreement
---

     If renewal, Existing,  confirmed  OASIS  Reservation  #__________

                 start date of existing reservation ______________ , end date of existing  reservation  _______________


Separate applications are required for each Service Agreement. This Application is to be submitted for any service indicated below to be provided by NEPOOL pursuant to the NEPOOL Open Access Transmission Tariff (the "Tariff").

Application  for  a  Service  Agreement  to  cover  one  of  the  following:

1. ___ Regional Network Service (RNS), for a Load Entity serving internal NEPOOL load.
This Application is to be submitted by any load entity that is not a signatory of the NEPOOL Agreement (Non-Participant) and who is requesting Regional Network Service (complete items 1-6,8)
2.  _X_  Long-term  Firm  Point-to-Point  Transmission  Service,
This Application is to be submitted by any entity that is requesting In Service, Internal Point to Point Service or Through or Our Service capacity on a firm basis for a period of one year or longer. ISO staff will enter a reservation request on OASIS based on the Completed Application (complete items 1-5, 7,8)
(check  one)
    ___  In  Service  in  conjunction  with  Regional  Network  Service  (RNS)
    ___  In  Service  in  conjunction  with  Internal  Point  to  Point  Service
    ___  Internal  Point  to  Point  Service
    ___ Through or Our Service (where service will be used for wheeling through the NEPOOL Control Area, includes In Services)
    _X_  Through  or  Our  Service  (where  In  Service  is  not  required)

3.  ___  Short-Term  Firm  Point-to-Point  Transmission  Service,
to be arranged (check one) under ___ transaction-specific service agreement (complete items 1-5,7,8) or under ___ blanket service agreement (complete items 1-5,7,8).

This Application is to be submitted by any entity that is not a signatory of the NEPOOL Agreement (Non-Participant and that is requesting In Service, Internal Point to Point Service or Through or Out Service on a firm basis for a period (or periods) of less than one year. (See pages 6 & 7.)
(check one)
    ___  In  Service  in  conjunction  with  Regional  Network  Service  (RNS)
    ___  In  Service  in  conjunction  with  Internal  Point  to  Point  Service
    ___  Internal  Point  to  Point  Service
    ___ Through or Our Service (where service will be used for wheeling through the NEPOOL Control Area, includes In Services)
    ___  Through  or  Our  Service  (where  In  Service  is  not  required)



ISO  Use:  Revision  Date:  September 27, 1999    2 of 10     ISO USE: Appl. No.

4.       NON-FORM  POINT-TO-POINT  TRANSMISSION  SERVICE,
    ---
to be arranged (CHECK ONE) under ___ transaction -specific service agreement (complete items 1,3-5,7,8) or under ___blanket service agreement (complete items 1-5,7,8).
This Application is to be submitted by any entity that is not a signatory of the NEPOOL Agreement (Non-Participant) and that is requesting service for In Service, Internal Point to Point Service or Through or Out Service transactions on a non-firm basis. Under a "blanket" non-firm service agreement, transaction-specific information may be furnished on the NEPOOL OASIS at the time of each specific request.

(CHECK  ONE)
    ___  In  Service  in  conduction  with  Regional  Network  Service (RNS)
    ___  In  Service  in  conjunction  with  internal Point to Point Service
    ___  Internal  Point  to  Point  Service
    ___ Through or Out Service (where service will be used for wheeling through the NEPOOL Control Area, includes In Service)
    ___  Through  or  Out  Service  (where  in  Service  is  not  required)



IMPORTANT  NOTES:
-----------------
For Long Term service, defined as service for periods of one year or longer, the Application must be received at least 60 days in advance of the calendar month in which service is to be commence.
Additional details regarding conditions of service are provided in the Tariff and in the documents accessible through the ISO's Document Library. See our Web site, http://www.iso-ne.com.

THE FOLLOWING INFORMATION MUST BE PROVIDED BY THE APPLICANT TO ISO NEW ENGLAND INC. AT ONE SULLIVAN ROAD, HOLYOKE, MA 01040-2841 UNDER THE NEPOOL OPEN ACCESS TRANSMISSION TARIFF. ADDITIONAL INFORMATION MAY BE REQUESTED IN ORDER TO DETERMINE THE ABILITY OF NEPOOL TO ACCOMMODATE THE REQUEST.




ISO  Use:   Revision  Date:  September  27,  1999

NEPOOL Open Access Transmission Tariff                   Application for Service

1. ALL APPLICANTS. The identity, address, and contact information for the entity requesting service;

     Name of Company Applying for Service: New York State Electric and Gas Corp.
                                           -------------------------------------

                           P.O.  Box  No.      5224
                                           -------------------------------------
                           Street  Address:  Corporate Drive, Kirkwood Ind. Park
                                             -----------------------------------
                           City/State/Zip Code  Binghamton,  NY  13902-5224
                                                --------------------------------
     Company  Contact  for  this  Application:  Timothy  J.  Lynch
                                                --------------------------------
     Contact's  Phone  No.:  (602)  762-7352Fax  No.:  (607)  771  0798
                             ---------------           -------------------------
     Email  address  (optional):  tilynch@nyseg.com
                                  -----------------

     Company Officer/Representative who is authorized to sign service agreement and reciprocity agreement (see Item 4):
     Name:  David  J.  Kimiecik  Title:  Manager,  Energy  Trading
            -------------------          -------------------------

     If company is registered with FERC as Power Marketer, docket number and company name as it appears on FERC docket:
     Vol.  3  ER99-221-00  -  New  York  State  Electric  and  Gas  Corp.
     --------------------------------------------------------------------

     If company will be requesting transmission capacity which must be reserved on OASIS: Company name, as registered with NERC on TSM.com New York State
                                                                  --------------
     Electric and Gas Corp.
     ----------------------
     Transmission  Customer  Company  Code  as  registered  on  TSM.com  NYET
                                                                         -------
     Dunn and Bradstreet Number as registered on TSIN.com 041866497
                                                          -------------------
     Company's  OASIS  Security  Officer     Timothy  J.  Lynch
                                         ---------------------------------------
     Relationship of company registered on TSIN.com to company requesting service (attach chart if convenient):
                                   Same
     ---------------------------------------------------------------------------

     If Applicant company is requesting service as a NEPOOL Participant, name of NEPOOL Participant and relationship to Applicant (attach chart if convenient):
                                   Same
     ---------------------------------------------------------------------------

2.   Deposit:  (APPLIES  TO  RNS  AND FIRM POINT-TO-POINT TRANSMISSION SERVICE.)
     -------
     The Applicant who is not a signatory of the NEPOOL Agreement (Non-Participant) shall submit a security deposit in the form of a certified check or electronic wire transfer payment. The total shall be equal the charges for either one month's charge for the total reserved capacity or for the full charge for the reserved capacity for service requests of less than one month. To determine the amount required for the deposit, please refer to the business practices documents on the ISO's Web site or call (413) 535-4151. In accordance with NEPOOL's Open Access Transmission Tariff, the deposit is subject to refund pursuant to Sections
     31.3 and 41.2 of the Tariff after the deduction of a $100 administrative fee for processing this Application. Electronic payments should be directed to the ISO NEW ENGLAND INC. SETTLEMENT ACCOUNT, ACCOUNT NUMBER 9402202191, FLEET MASSACHUSETTS BANK, SPRINGFIELD, MA. THE ABA NUMBER FOR A WIRE TRANSFER IS 011500010; THE ABA NUMBER FOR AN ACH TRANSFER IS 011000138. Certified checks should be mailed to TARIFF ACCOUNT ADMINISTRATOR , C/O FINANCE DEPARTMENT, ISO NEW ENGLAND INC. ONE SULLIVAN ROAD, HOLYOKE, MA 01040-2841.

     Deposit Submitted: $__________ (FOR RNS OR FIRM POINT-TO-POINT TRANSMISSION SERVICE)
     Indicate  Form  of  Payment:
      ___  Certified  Check,  check  number
      ___  Automated  Clearing  House  (ACH);
      ___  Fed  Wire  Transfer,  12  digit  federal  reference  number _________
     Name of company issuing payment of deposit, if different than company name in item 1: _______________


ISO Use: Revision Date: September 27, 1999     3 of 10      ISO USE Appl. No.___

3.   ELIGIBILITY:  By signing and submitting this Application for transmission
     -----------
     service, the undersigned customer states that it is or will be upon commencement of service, an Eligible Customer as defined in the NEPOOL Open Access Transmission Tariff and under sections 211(a) and 213(a) of the Federal Power Act (FPA), and further states that this request for transmission services is intended to satisfy the "requests for transmission services" requirement under sections 211(a) and 213(a) of the FPA.

4.   RECIPROCITY:  The  transmission  customer  agrees  to  provide comparable
     -----------
     transmission services to the transmission provider pursuant to Section 7 of the NEPOOL Open Access Transmission Tariff. This reciprocity requirement applies not only to the transmission customer that obtains transmission service under the Tariff, but also to all parties to a transaction that involves the use of transmission service under the Tariff, including the power seller, buyer, and intermediary (such as a power marketer), and any Eligible Customer that owns, controls or operates transmission facilities that uses an intermediary to request transmission service under the Tariff. In the event the transmission customer is unable to provide comparable transmission services as provided for in this section, the transmission customer shall state in Section 4.(b), below, why such comparable transmission services cannot be provided. 4.(a) The transmission customer CHECK ONE will ( ) will not ( ) be providing comparable transmission services. If the transmission customer will not be providing reciprocity as a result of not owning, controlling or operating transmission facilities, the transmission customer shall attach to this Application a separate sworn statement of one of its duly authorized officers or representatives stating that the transmission customer requesting the service is not doing so to assist an Eligible Customer in avoiding any reciprocity obligation.

4.(b)Other  reason(s)  for  transmission  customer not providing comparable transmission services: ____________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________
     ___________________________________________________________________________


5.   ANCILLARY  SERVICES:  Customers  must purchase pursuant to the Tariff the
     -------------------

     following Ancillary Services: Scheduling System Control & Dispatch Service (Schedule 1), and Reactive Supply and Voltage Control Service (Schedule 2). All other Ancillary Services, namely Regulation & Frequency Response Service (Schedule 3), Energy Imbalance Service (Schedule 4), Operating Reserve - 10-Minute Spinning Reserve Service (Schedule 5), Operating Reserve - 10-Minute Non-Spinning Reserve Service (Schedule 6), and Operating Reserve - 30-Minute Reserve Service (Schedule 7) must be obtained by the customer when the customer is serving load within the NEPOOL Control Area.

     If the Customer is serving load within the NEPOOL Control Area, indicate below the proposed source of the Ancillary Services, if Customer does not intend to obtain them through the System Operator:

     Regulation & Frequency Response Service:

     Energy Imbalance Service:

     Operating Reserve - 10-Minute Spinning Reserve Service:

     Operating Reserve - 10-Minute Non-Spinning Reserve Service:

     Operating Reserve - 30-Minute Reserve Service:


ISO Use: Revision Date: September 27, 1999     4 of 10      ISO USE Appl. No.___

6.   REGIONAL  NETWORK  SERVICE  (RNS)  ONLY:  All  information  under  item 6
     ---------------------------------------
     pertains only to requests for RNS Service for service to internal loads. These items are not required in Applications for point-to-point Long-Term Firm In Service in conjunction with Regional Network Service when a service agreement for Regional Network Service already exists. For Long Term Firm In Service, see item 7.

6.(a)RNS  for  obligation  to  serve  existing  load  only  (excluding change in
     ---------------------------------------------------------------------------
     load  status):
     -----------
     Transmission Capacity Requested (Maximum Load Obligation): ___________ Location(s) of Load(s) (Optional): ______________

6.(b)RNS  for service to internal loads only:  This Application also serves
     ---------------------------------------
     as a request for a Network Operating Agreement. The following information is required, as applicable:
     (check any that apply); New Load  Status ______ New Resource Status _______

     A description of the Network Load at each delivery point. This description should separately identify and provide the Customer's best estimate of the total loads to be served at each transmission voltage level, and the loads to be served from each substation at the same transmission voltage level. The description should include a ten year forecast of summer and winter load resource requirements beginning with the first year after the service is scheduled to commence;

     The amount and location of any interruptible loads included in the Network Load. This shall include the summer and winter capacity requirements for each interruptible load (had such load not been interruptible), that portion of the load subject to Interruption, the conditions under which an Interruption can be implemented and any limitations on the amount and frequency of Interruptions. A Customer should identify the amount of interruptible customer load (if any) included in the ten year load forecast provided in response to the above description of Network Load;

     A description of Network Resources (current and ten-year projection), which shall include, for each Network Resource:
     - Unit size and amount of capacity from that unit to be designated as Network Resource
     -    VAR capability (both leading and lagging) of all generators
     -    Operating restrictions
     -    Any periods of restricted operations throughout the year
     -    Maintenance schedules
     -    Minimum loading level of unit
     -    Normal operating level of unit
     - Any must-run unit designations required for system reliability or contract reasons
     -    Approximate   variable   generating   cost   ($/MWH)  for   redispatch
          computations
     - Arrangements governing sale and delivery of power to third parties from generating facilities located in the NEPOOL Control Area, where only a portion of unit output is designated as a Network Resource
     - Description of purchased power designated as a Network Resource including source of supply, Control Area location, transmission arrangements and delivery point(s) to NEPOOL's Transmission System;

Description of Customer's transmission system:
     - Load flow and stability data, such as real and reactive parts of the load, lines, transformers, reactive devices and load type, including normal and emergency ratings of all transmission equipment in a load flow format compatible with that used for NEPOOL
     -    Operating restrictions needed for reliability
     -    Operating guides employed by system operators
     - Contractual restrictions or committed uses of the Customer's transmission system, other than the Customer's Network Loads and Resources
     -    Location of Network Resources described above
     -    Ten year projection of system expansions or upgrades
     - Transmission System maps that include any proposed expansions or upgrades Thermal ratings of Customer's Control Area ties with other Control Areas. NEPOOL Open


ISO Use: Revision Date: September 27, 1999     5 of 10      ISO USE Appl. No.___

Access  Transmission  Tariff     Application  for  Service

Name of Company Applying for Service NEW YORK STATE ELECTRIC & GAS CORP. ("Applicant")

7.   All  Point-to-Point  Transmission  Service:  All information under item 7
     ------------------------------------------
     pertains to requests for Point-to-Point Transmission Service, whether taken as Through or Out Service, as Internal Point to Point Service or as In Service in conjunction with Regional Network Service, Internal Point to Point Service or Through or Out Service.

To establish a "blanket" service agreement for Short-Term Firm Point-to-Point Transmission Service, a Non- Participant Transmission Customer must submit a complete Application, stating a maximum capacity for a single month. Any required deposit will be based on the stated maximum capacity. Once a "blanket" service agreement has been executed for filing with the FERC, the service for specific transactions may be arranged under the filed service agreement.

For all Participant and Non-Participant Transmission Customers arranging Short Term Firm Point-to-Point Transmission Service for a specific transaction UNDER AN EXISTING BLANKET SERVICE AGREEMENT with NEPOOL, the submission of items 7(a) through 7(g) is required within 24 hours after the submittal of requests for daily, weekly or monthly reservations on OASIS.

Any other submittal of this Application for Service will be treated as a request for a service agreement.

7.(a)ALL  POINT-TO-POINT  TRANSMISSION  SERVICE:  Location  and  requested
     ------------------------------------------
     transmission  capacity of each Point of Receipt (POR) and Point of Delivery
     (POD) and the NEPOOL Transmission System, along with tie information

     POR & Capacity:     CMP SYSTEM POWER     50MW
                         _______________________________________________________
                         _______________________________________________________

     Check any that apply to POR:
          New York - New England tie ___ PV-20 tie ___ 1385 cable ___ New Brunswick - New England tie ___

     POD & Capacity: NY SYSTEM LOAD 49MW
                     ___________________________________________________________
                     ___________________________________________________________

     For  transaction-specific  Through or Out Service,  check any that apply to
     POD:

          New England - New York tie  X  PV-20 tie  X  1385 cable
                                     ---           ---            ---
          New England - New Brunswick tie ___
          New England - Phase II (Sandy Pond, MA) ___
          New England - Phase I (Comerford, NH) ___
          New England - Highgate (Georgia Tap, VT ___

          (For Point-to-Point Transmission Service, the minimum reservation will be stated in increments of 1000kW/hr. The customers may combine their requests for service with those of other customers in order to satisfy the minimum transmission capacity requirements pursuant to section
          28.6 and/or 27.8 of the NEPOOL Open Access Transmission Tariff.)

7.(b)FIRM  POINT-TO-POINT TRANSMISSION SERVICE ONLY: Identify of Delivering
     ----------------------------------------------
     Party  and  Receiving  Party:

     Delivering Party's   Company Name:_________________________________________
                          Contact  Name:________________________________________
                          Phone  Number:________________________________________

     Receiving  Party's   Company  Name:  NEW  YORK  STATE  ELECTRIC & GAS CORP.
                                       -----------------------------------------
                          Contact  Name:    TIMOTHY  J.  LYNCH
                                        ----------------------------------------
                          Phone  Number:   607-762-7352
                                        ----------------------------------------

7.(c)ALL  POINT-TO-POINT  TRANSMISSION  SERVICE:  The location of the generating
     ------------------------------------------
     facility(ies) supplying the capacity and energy and the location of the load ultimately served by the capacity and energy transmitted;

                                CMP SYSTEM POWER
--------------------------------------------------------------------------------
                      NY SYSTEM LOAD - NYSEG CUSTOMER LOAD
--------------------------------------------------------------------------------


ISO Use: Revision Date: September 27, 1999     6 of 10      ISO USE Appl. No.___

7.(d)FIRM  POINT-TO-POINT  TRANSMISSION  SERVICE  ONLY:  Is  the  requested
     -------------------------------------------------
     service in conjunction with a Request for Proposal to buy or sell capacity and/or energy? (yes or no) NO
                               ----
     If  yes,  please  identify  the  source  of RFP____________________________

7.(e)ALL  POINT-TO-POINT  TRANSMISSION  SERVICE:  Identify a contact person
     ------------------------------------------
     for  scheduling  capacity  and energy  for the  service  requested  in this
     Application:

     Name:  Timothy  J.  LYNCH    Title:     LEAD  ENGINEER
            ------------------               --------------
     Company:  NYSEG              Phone  No.:  607-762-7352
               -----                            ------------

7.(f)     FIRM  POINT-TO-POINT  TRANSMISSION  SERVICE  ONLY:
          -------------------------------------------------

     Type  of  Contract(s):  Capacity ___ Capacity & Energ  X  Unit Entitlement
                                                           ---
                    Transmission  to  Point  of  Receipt___

     Supply Contingencies:   NONE
                         -------------------------------------------------------
                         -------------------------------------------------------

     Check  (x)  if  applicable:
     Unit  Purchase             System Purchase    X    Exchange Agreement
                     -----                       -----                     -----


     Dispatchable  (yes)  or  (no)   NO     If yes, by whom; ___________________
                              -----

     To the extent it is known or can be estimated, a description of the "expected transaction profile" including capacity factor data describing the hourly quantities of power and energy for Applicant expects to deliver to the Points or Receipt listed above. (Applicant to attach separates sheets for this data where applicable.)

     An estimate of the capacity and energy
     expected to be delivered to the Receiving Party: 50MW HE 1-24 MON THRU SUN

7.(g)INTERNAL  POINT  TO  POINT  TRANSMISSION  SERVICE
     -------------------------------------------------

     A Participant or Non-Participant which is an Eligible customer may take Internal Point to Point as Firm or Non-Firm Point to Point Transmission Service with respect to any transaction if the Point(s) of Receipt are the NEPOOL Control Area boundary (which in the case of such transaction will also require In Service as part of Internal Point to Point Service in accordance with Section 22A of the Tariff) or within the NEPOOL Control Area, and the Point(s) of Delivery are within the NEPOOL Control Area, including Interchange Transaction meeting these requirements.

     Non-Firm Internal Point to Point Service shall be available to serve a load that is served by an entity only if the entity (i) demonstrates to the satisfaction of the System Operator a physical ability to interrupt its receipt of energy and/or capacity and (ii) gives the System Operator physical control over such an Interruption.

     A Transmission Customer which takes Internal Point to Point Service to serve its load must also take point to point service under the applicable Local Network Service tariff. A load-serving entity Participant or Non-Participant which takes Internal Point to Point Service in this manner must reserve each month sufficient Reserved Capacity at a Point of Delivery in accordance with Section 19.3 of the Tariff.

     The Transmission Customer is responsible for metering and communications equipment at Receipt and Delivery Point(s) and for providing the System Operator access to metering data in accordance with Section 38 of the Tariff. Prior to the Second Effective Date, "access to metering data" means that the Transmission Customer will provide hourly meter reading data covering each calendar month (via paper copy or Excel spreadsheet) to the System Operator via their Local Network Service provider. After the Second Effective Date, "access to metering data" means that the Transmission Customer must make appropriate arrangements to establish Loan Assets (as defined in NEPOOL rules) with the System Operator and is responsible for reporting the hourly energy quantities in accordance with established NEPOOL rules to the System Operator. The Loan Asset(s) must only apply to the Internal Point to Point Service being requested (i.e., it cannot reflect any other Loan Asset no encompassed by the Internal Point to Point Service being requested).


ISO Use: Revision Date: September 27, 1999     7 of 10      ISO USE Appl. No.___

NEPOOL  Open  Access  Transmission  Tariff               Application for Service

8.   ALL  APPLICATIONS:  The  Commencement  Date  and  Term  of  the requested
     -----------------
     Transmission  Services;
     Requested  Commencement  Date:  03/01/01
                                     --------
     Term  of  Service  Requested  (only  one  can  apply):
        2  Years  Months(s)  Weeks  Days
       ---
           Open  ("blanket"  service  agreements  only)
       ---
     (Note:  Different  time  periods  cannot  be  combined;
     1-year  minimum  for any Long-Term service; Long-Term service period may be stated  in  months
     1-month maximum for Short-Term Firm Point-to-Point Transmission Service 1-day minimum for Firm Point-to-Point Transmission Service
     1-month  maximum  for  transaction-specific  requests  for  Non-Firm
       Point-to-Point  Transmission  Service)

9.   FOR  SPECIFIC  TRANSACTIONS  UNDER AN EXISTING SERVICE AGREEMENT: If this
     ----------------------------------------------------------------
     Application is for a specific transaction under an existing "blanket" Service Agreement, OASIS reservation number and signature of individual who has placed the reservation request on OASIS.

Reservation  No.  Name:  Date:


ISO  Use:  Revision  Date:  September 27, 1999     8 of 10    ISO USE: Appl. No.

NEPOOL  Open  Access  Transmission  Tariff               Application for Service


     All  Capacity  and energy  shall be  delivered  to the  Receiving  Party at
     ---------------------------------------------------------------------------
     3-Phase,  approximately 60 cycles and at one of the PTF standard  available
     ---------------------------------------------------------------------------
     transmission voltages.
     ----------------------

     ISO New England Inc. agrees to treat any information furnished by the Applicant as confidential except to the extent that disclosure of this information is required by the Tariff, by regulatory or judicial order or rule, for reliability purposes pursuant to Good Utility Practice or pursuant to any transmission information sharing agreements that may exist from time to time. ISO New England Inc. agrees to treat this information consistent with the standards of conduct contained in Part 37 of the Federal Energy Regulatory Commission's regulations.

     Applicant hereby represents and warrants that all statements and representations made herein, including any supporting documents, are true to the best of Applicant's knowledge and belief. The undersigned officer warrants that the Applicant agrees to be bound by these representations and recognizes that any material changes thereto may delay the review of this Application by ISO New England, Inc. The Applicant also agrees to submit a NEPOOL Credit Application, if requested to do so, and acknowledges that ISO New England Inc. may require the Applicant to maintain some form of security to meet its responsibilities and obligations under the Tariff. Applicant further certifies that it has read the complete contents of the Tariff and understands that service provider thereunder is rendered subject to the charges, rates, terms and conditions of service, including applicable Congestion Costs or uplift or other charges, as set forth in the Tariff. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the NEPOOL Open Access Tariff.


ISO  Use:  Revision  Date:  September 27, 1999     9 of 10    ISO USE: Appl. No.

NEPOOL  Open  Access  Transmission  Tariff               Application for Service


     By:  /s/  David  J.  Kimiecik   Date:  8/31/00
          ------------------------          -------
     Name:  DAVID  J.  KIMIECIK
            -------------------
     Title:  MANAGER,  ENERGY  TRADING
             -------------------------

     Signature of Authorized Representative on behalf of NEPOOL _____ Date:_____





     Date: / Time: of receipt by ISO New England Inc. of Completed Application for purposes of determining Priority of Reservation pursuant to the NEPOOL Open Access Transmission Tariff. (Notice: Completed Applications sent by mail will be assigned a receipt time of 2400 hr. on the date the Application is received by the System Operator for processing. Completed Applications sent by telefax to 413-535-4399 will be assigned a receipt time of the receipt of the receipt of the last page on the date the Application is received by the System Operator for processing. Reservation requests made on OASIS shall be time-stamped according to the OASIS reservation request queued time.)


ISO  Use:  Revision  Date: September 27, 1999    10 of 10     ISO USE: Appl. No.
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